Exhibit 10.6

PARENT GUARANTEE AGREEMENT

PARENT GUARANTEE AGREEMENT dated as of February 9, 2026, among AUGUSTA SPINCO CORPORATION, a Delaware corporation (the “Company”), WATERS CORPORATION (the “Parent”) and BARCLAYS BANK PLC, as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

Reference is made to the Term Loan Agreement dated as of January 8, 2026 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower (as defined below), the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to the terms of the Credit Agreement, initially the Company and, after the execution of a Joinder Agreement and the satisfaction of the other requirements set forth in Section 2.20 of the Credit Agreement, the Parent or WTC, is acting as the Borrower under and pursuant to the terms of the Credit Agreement (the Company, the Parent or WTC, as applicable at such time, the “Borrower”).

The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Parent acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders. The Parent is willing to execute this Parent Guarantee Agreement (this “Agreement”).

Accordingly, the parties hereto agree as follows:

SECTION 1. Guarantee. The Parent unconditionally guarantees, jointly with the Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment of (a) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under the Credit Agreement and the other Loan Documents (all the obligations referred to in the preceding clauses (a) and (b) being collectively called the “Obligations”). The Parent agrees that the Obligations may be extended or renewed, in whole or in part, and that the Borrower may be substituted as set forth in Section 2.20 of the Credit Agreement, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation or any such substitution as set forth in Section 2.20 of the Credit Agreement.

The Parent further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

The Parent waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Parent hereunder shall not be affected by (a) the failure of any Agent or Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any extension or renewal of any of the Obligations, (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of the Credit Agreement, or any other Loan Document or agreement, (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Parent or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Parent to subrogation.

The Parent further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Agent or Lender to any balance of any deposit account or credit on the books of any Agent or Lender in favor of the Borrower or any other Person.

The obligations of the Parent hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations (including lack of due authorization or execution of the Credit Agreement, any Loan Document or any other instrument or agreement), any impossibility in the performance of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other instrument or agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Parent or that would otherwise operate as a discharge of the Parent as a matter of law or equity (other than the payment in full in cash of all the Obligations).

The Parent further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Agent or Lender upon the bankruptcy or reorganization of the Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Agent or Lender may have at law or in equity against the Parent by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Parent hereby promises to and will, upon receipt of written demand by any Agent or Lender, forthwith pay, or cause to be paid, to the applicable Agent or Lender in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. The Parent further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Agent or Lender, not consistent with the protection of its rights or interests, then, at the election of the Administrative Agent, the Parent shall make payment of such Obligation in US Dollars (based upon the applicable exchange rate determined by the Administrative Agent in effect on the date of payment) and/or in New York, and shall indemnify each Agent and Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Parent of any sums as provided above, all rights of the Parent against the Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by the Borrower to the Agents and the Lenders.

Nothing shall discharge or satisfy the liability of the Parent hereunder except the full performance and payment of the Obligations.

SECTION 2. Defenses of the Borrower Waived. To the fullest extent permitted by applicable law, the Parent waives any defense based on or arising out of any defense of the Borrower or any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guarantor, other than the final payment in full in cash of the Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower, the Parent or any other Guarantor or exercise any other right or remedy available to them against the Borrower, the Parent or any other Guarantor, without affecting or impairing in any way the liability of the Parent hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, the Parent waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Parent against the Borrower or any other Guarantor or any security.

SECTION 3. Indemnity, Contribution, Subrogation and Subordination.

(a) In addition to all such rights of indemnity and subrogation as the Parent may have under applicable law (but subject to paragraph (b) of this Section), the Borrower agrees that in the event a payment in respect of any obligation shall be made by the Parent under this Agreement, the Borrower shall indemnify the Parent for the full amount of such payment and the Parent shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment. The provisions of this paragraph (a) shall be enforceable solely by the Parent and may be waived by the Parent without the consent of the Administrative Agent or the Lenders.

(b) Notwithstanding any provision of this Agreement to the contrary, all rights of the Parent under paragraph (a) of this Section and all other rights of the Parent of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by this Section (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of the Parent with respect to its obligations hereunder, and the Parent shall remain liable for the full amount of the obligations of the Guarantor hereunder. The subordination effected by this paragraph (b) shall prohibit (i) any exercise of a set-off in respect of the subordinated obligations, (ii) the commencement of any action seeking to enforce the subordinated obligations and (iii) the assignment of subordinated obligations. The Parent receiving any payment in respect of a subordinated obligation in violation of this paragraph (b) shall be deemed to have received such payment in trust for the benefit of the Administrative Agent and immediately turn over such amount to the Administrative Agent for application in respect of the Obligations.

SECTION 4. Information. The Parent assumes all responsibility for being and keeping itself informed of the Borrower’s and the other Guarantors’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that the Parent assumes and incurs hereunder, and agrees that none of the Administrative Agent or the Lenders will have any duty to advise the Parent of information known to it or any of them regarding such circumstances or risks.

SECTION 5. Representations and Warranties; Agreements. The Parent represents and warrants as to itself that all representations and warranties relating to it contained in any Loan Document to which it is a party are true and correct in all material respects. The Parent agrees that the provisions of Section 2.17 of the Credit Agreement shall apply equally to each Guarantor with respect to payments made by it hereunder.

SECTION 6. Termination. The Guarantee made hereunder (a) shall, subject to clause (b) below, terminate when all the Obligations have been paid in full and the Lenders have no further commitment to lend under the Credit Agreement (other than contingent Obligations that survive termination of the Credit Agreement or for which no claim has yet been made) and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise. The Guarantee of the Parent shall be automatically released on the Borrower Succession Date if the Parent shall assume all rights and Obligations of the Company as Borrower pursuant to Section 2.20 of the Credit Agreement.

SECTION 7. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Parent that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to the Parent when a counterpart hereof executed on behalf of the Parent shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the Parent and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Parent, the Administrative Agent and the Lenders, and their respective successors and assigns, except that the Parent shall not have the right to assign its rights or obligations hereunder or any interest herein, and any such attempted assignment shall be void.

SECTION 8. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent or any Lender hereunder or under the Credit Agreement or any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Parent therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Parent in any case shall entitle the Parent to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Parent to which such waiver, amendment or modification relates and the Administrative Agent (with the prior written consent of the Lenders or the Required Lenders if required under the Credit Agreement).

SECTION 9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the Parent shall be given to it in care of the Borrower.

SECTION 11. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Parent herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated.

(b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 12. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 13. Rules of Interpretation. The rules of interpretation specified in Sections 1.03, 1.04 and 1.05 of the Credit Agreement shall be applicable to this Agreement.

SECTION 14. Jurisdiction; Consent to Service of Process. (a) The Parent hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Parent or its properties in the courts of any jurisdiction.

(b) The Parent hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 16. [Reserved].

SECTION 17. Right of Setoff. If an Event of Default shall have occurred and be continuing, each of the Administrative Agent and the Lenders is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Debt at any time owing by such Person to or for the credit or the account of the Parent against any or all the obligations of the Parent now or hereafter existing under this Agreement held by such Person, irrespective of whether or not such Person shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Person under this Section are in addition to other rights and remedies (including other rights of setoff) which such Person may have.

SECTION 18. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Parent in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Parent agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Parent contained in this Section 18 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

[Signatures follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

AUGUSTA SPINCO CORPORATION

By:	/s/ Laura Frost
Name: Laura Frost
Title: Vice President and Treasurer

WATERS CORPORATION

By:	/s/ Udit Batra
Name: Udit Batra
Title: President and Chief Executive Officer

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

[Signature Page to Parent Guarantee Agreement]